Exhibit 99.1

MUTUAL RELEASE

This Mutual Release (“Release”) is entered into by and between Westaff Support, Inc., a California corporation and subsidiary of Westaff, Inc., a Delaware corporation, collectively referred to as (“Westaff”) and Dirk A. Sodestrom (“Sodestrom”):

A.            Sodestrom was employed by Westaff, as Senior Vice President and Chief Financial Officer pursuant to the December 22, 2000 Employment Agreement, as amended by the First and Second Amendments (the “Employment Agreement.”)

B.            Sodestrom’s employment with Westaff, and any other positions with all other Westaff subsidiaries or related companies was terminated effective March 24, 2006.

C.            The parties desire to settle and release all known and unknown claims and issues as specified herein.

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

A.            TERMINATION EVENTS

1.     Termination.  Sodestrom’s employment with Westaff, including his position as Senior Vice President and CFO of Westaff, Inc., and all officer and director positions with Westaff’s subsidiaries or related entities, is terminated as of March 24, 2006 (the “Termination Date”).

2.     Salary and Vacation.  Upon the Termination Date, Westaff paid Sodestrom all earned but unpaid Base Salary and any accrued, unused vacation, through the Termination Date, in a single lump sum payment, less all appropriate federal and state income and employment taxes.

3.     Benefit Plans.  Sodestrom’s participation in all Westaff employee benefit plans shall terminate when and as specified in the plans.  Subject to Sodestrom’s submission of appropriate distribution paperwork, Sodestrom shall receive a distribution of any and all benefits due under the Westaff Deferred Savings Plan, after the six month required waiting period has elapsed.

4.     Stock Options.  Sodestrom’s unexercised options to purchase Westaff, Inc. stock shall terminate in accordance with the terms and conditions of the Westaff, Inc. 1996 Stock Option/Stock Issuance Plan and the Notices of Grant of Stock Option given to Sodestrom under such Plan.

5.     Resignation of Directorships. Sodestrom agrees that he is deemed to have immediately resigned any directorships with Westaff, Inc. and other Westaff subsidiaries or related entities, as of the Termination Date.

6.     Mutual Nondisparagement. The parties agree that they will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements, that defame or disparage the personal and/or business reputations, practices or conduct of the parties, any of the other Westaff Released Parties (as defined in Section B.3.a below), or any of the other Sodestrom Released

Parties (as defined in Section B.3.b below). In the event that Westaff or any of its affiliates receives a request for an employment reference regarding Sodestrom from any third party, Westaff will report Sodestrom’s former position as Senior Vice President and Chief Financial Officer and his dates of employment service, and not provide any further comment or information without prior mutual agreement.

7.     Continuing Obligations to Protect Proprietary Information.  Sodestrom agrees to abide by all the surviving provisions in Sections 4 & 5 of his Employment Agreement regarding Westaff’s confidential and/or proprietary information.  In addition, Sodestrom understands and agrees that, except as otherwise permitted hereunder, he will not disclose to others, or take or use for his own purpose or for the purposes of others, any Confidential Information controlled by Westaff, or any of its subsidiaries or affiliated companies.  Sodestrom agrees that these restrictions shall apply to all (1) Confidential Information in Westaff’s possession belonging to third parties, and (2) Confidential Information conceived, originated, discovered or developed, in whole or in part, while Sodestrom was employed by Westaff.

As used herein, “Confidential Information” includes trade secrets and other confidential or proprietary business, technical, personnel, or financial information, whether or not his work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, business or marketing plans, studies, analyses, projections, forecasts or reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes.  Confidential Information shall include information and property not readily available to the public, even if it is not specifically marked as such, unless Westaff advises Sodestrom otherwise in writing.  This paragraph shall not apply to any Confidential Information which is or becomes publicly available through no fault of Sodestrom’s, which Westaff in writing authorizes Sodestrom to use or disclose, or which Sodestrom discloses in truthful testimony in a legal proceeding or government inquiry.

8.     Return of Westaff Property.  Sodestrom understands and agrees that, pursuant to Section 8 of the Employment Agreement, all Westaff property must be returned to Westaff upon termination of employment.  By signing this Agreement, Sodestrom represents and warrants that he has either already returned to a Westaff representative, or will have returned to a Westaff representative by no later than March 31, 2006 all Westaff property, including all confidential and proprietary information, described above, and all materials and documents containing trade secrets and copyrighted materials, including all copies and excerpts of the same.

9.     Continuing Obligations Under Employment Agreement.  Sodestrom agrees to abide by all the surviving provisions of the Employment Agreement including but not limited to those specified in sections 4 and 5 of the Employment Agreement.

10.   Litigation Assistance.  In the event that Sodestrom’s participation or assistance is either legally compelled or requested by Westaff in connection with any present or future pending or threatened litigation or other legal proceedings brought by or against Westaff, Inc., and/or any of its subsidiaries or related entities: (a) Sodestrom agrees to reasonably and truthfully cooperate with Westaff and/or its attorneys, including without limitation by providing truthful testimony as either a witness or declarant and any relevant information he may have as to the matter; and (b) Westaff agrees to reimburse Sodestrom’s actual and reasonable out-of pocket expenses incurred in providing such participation or assistance, plus per diem compensation for Sodestrom’s time in providing such participation or assistance in the amount of $1,200 per 8-hour workday (which compensation shall be prorated for partial workdays).

Notwithstanding the foregoing, litigation or legal proceedings brought by Sodestrom shall be excluded from this Section A.10,  litigation or legal proceedings brought against Sodestrom, but not also brought against Westaff or any of its subsidiaries or related entities, shall be excluded from this Section A.10, and if Sodestrom is entitled to Westaff provided indemnification and/or director and officer liability insurance coverage to reimburse expenses incurred in providing any such participation or assistance, then Sodestrom shall not be entitled to receive additional reimbursement under this Section A.10, although the per diem compensation shall be payable.

11.   Part A Not Revocable.  The provisions of Sections A.1 through A.11 herein are not subject to Sodestrom’s right to revoke, specified in Section B.6 herein.

B.            TRANSITION EVENTS

1.     Transition Compensation and COBRA Payment.  Westaff acknowledges that Sodestrom is eligible for transition compensation in accordance with the Employment Agreement.  Conditioned upon the expiration of the 7-day right to revoke period referred to in Section B.6 herein without Sodestrom having made an effective revocation, Westaff agrees to provide Sodestrom with transition compensation consisting of a cash payment, in the amount of Three Hundred Fifty Six Thousand and Two Hundred Fifty dollars ($356,250.00), which is equivalent to sixty five (65) weeks of Sodestrom’s base salary, less all appropriate federal and state income and employment taxes (“Transition Compensation”).  In addition, in consideration of this Release and conditioned upon the expiration of the 7-day right to revoke period referred to in Section B.6 herein without Sodestrom having made an effective revocation, Westaff agrees to pay directly to the applicable plan administrator Westaff’s share of the premiums for continuation of Sodestrom’s existing medical coverage through the Westaff group medical plan under “COBRA” for up to twelve (12 months) from the Termination Date or until such time as Sodestrom becomes eligible to obtain coverage under any other group health plan and Sodestrom agrees to promptly notify Westaff in writing in the event that he obtains such coverage.

2.     Time of Payment.  The Transition Compensation will be made in single lump sum on the first business day after the expiration of the 7-day right to revoke period referred to in Section B.6 herein without Sodestrom having made an effective revocation.

3.     Releases.

a.     Sodestrom, on behalf of himself and all Sodestrom Released Parties (as defined below) releases and discharges Westaff, its past, present, and future successors, and any parent and subsidiary corporations (domestic and foreign), divisions and affiliated corporations, partnerships or other affiliated entities of Westaff, as well as current or former employees, officers, directors, agents, attorneys, shareholders, successors and assigns (collectively, “Westaff Released Parties”), from any and all claims, known or unknown, arising out of or related in any way, including, but not limited to,

Sodestrom’s employment with Westaff, the termination of his employment, and all other losses, liabilities, claims, demands, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way related to or connected with Sodestrom’s employment with or termination from Westaff.

This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the California Labor Code or the Federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act, 42 U.S.C. Section 1981, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act (“ERISA”), and any laws and regulations relating to employment, and any and all claims for attorneys’ fees, costs and expenses (collectively, “Westaff Released Matters”).

Sodestrom understands that this release does not apply to any claims arising after the effective date of this Agreement.  This release extends to individual employees of Westaff whether or not they were acting within the course and scope of their employment.

The Westaff Released Matters expressly exclude (i) any obligations of Westaff under this Agreement, the Employment Agreement and the Indemnification Agreement made and entered into on April 30, 1996, between Western Staff Services, Inc., a Delaware company [now known as Westaff, Inc.] and Dirk A. Sodestrom; (ii) any existing or future claim Sodestrom may have for indemnification, defense costs and/or related expenses, in each case, as provided by California law and/or the Bylaws of Westaff, Inc. or any of its subsidiaries or affiliated companies; (iii) any rights Sodestrom may have to director and officer liability insurance coverage (under existing or replacement policies), or as a director or a fiduciary of any benefit plan, which may arise from his actions within the course and scope of his employment by Westaff. (iv) any vested rights that Sodestrom may have under any Westaff-sponsored benefit plan, including without limitation, Westaff’s group medical benefit plan, the Westaff Savings Plan, the Westaff Deferred Savings Plan and the Westaff Employee Stock Purchase Plan, (vi) any rights Sodestrom has as a stockholder of Westaff (excluding stockholder claims against Westaff arising prior to the Termination Date), and (vii) any claims arising after the Termination Date (collectively, (i) through (vii) inclusive, “Sodestrom Excluded Claims”).

b.     Westaff, on behalf of itself and all other Westaff Released Parties, hereby release and discharge Sodestrom and his agents, attorneys, successors, administrators, executors, heirs and assigns (collectively, “Sodestrom Released Parties”), from any and all claims, known or unknown, arising out of or related in any way, including, but not limited to, Sodestrom’s employment with Westaff, the termination of his employment, and all other losses, liabilities, claims, demands, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way related to or connected with Sodestrom’s employment with or termination from Westaff.

This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, any laws and regulations relating to employment, and any and all claims for attorneys’ fees, costs and expenses (collectively, “Sodestrom Released Matters”).  The Sodestrom Released Matters expressly exclude (i) any obligations of Sodestrom under this Agreement, or (ii) any claims arising after the Termination Date (collectively, (i) and (ii), “Westaff Excluded Claims”) and claims which arise from his actions within the course and scope of his employment that were knowingly fraudulent or deliberately dishonest or constitute willful misconduct.

4.     California Civil Code Section 1542 Waiver.  The parties each expressly acknowledge that there may exist claims or facts in addition to or different from those which are now known or believed by them to exist and represent that, except as otherwise provided herein, by means of the releases set forth in this Agreement, it is nonetheless their intention to fully waive and release all such claims, whether known or unknown.  The parties therefore expressly waive any right or protection under Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

5.     No Future Lawsuits.

a.     Sodestrom represents that, as of the date of this Agreement, Sodestrom has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Westaff or any of the other Westaff Released Parties in any court or with any governmental agency.  Sodestrom further agrees that, to the fullest extent permitted by law, Sodestrom will not prosecute, nor allow to be prosecuted on Sodestrom’s behalf, any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings based on any of the Westaff Released Matters, or any act, omission, event which occurred before this Agreement is effective, against Westaff or any of the other Westaff Released Parties.  This Section B.5.a shall not apply to any Sodestrom Excluded Claims.

b.     Westaff represents that, as of the date of this Agreement, it has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Sodestrom or any of the other Sodestrom Released Parties in any court or with any governmental agency.  Westaff further agrees that, to the fullest extent permitted by law, it will not prosecute, nor allow to be prosecuted on its behalf, any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings based on any of the Sodestrom Released Matters, or any act, omission, event which occurred before this Agreement is effective, against any of Sodestrom or any of the Sodestrom Released Parties.  This Section B.5.b shall not apply to any Westaff Excluded Claims.

6.     Revocation of Sections B.1 through B.6.  After Sodestrom signs this Agreement, he shall have 7 days to revoke all of the provisions of Sections B.1 through B.6 herein.  If Sodestrom does revoke such provisions within that time, then Sections B.1 through B.6 shall not become effective and shall not be binding on any of the parties.  If Sodestrom does not revoke such provisions within that time, then Part B of this Agreement shall become effective on the 8th day after Sodestrom signs this Agreement (the “Effective Date”) and shall be binding on all of the parties from and after the Effective

Date.  Revocation can be made by delivering a written notice of revocation (which shall be effective as to all of Sections B.1 through B.6, in their entirety) to Bonnie McDonald at Westaff via hand delivery, Federal Express, or certified mail, return receipt requested.  For such revocation to be effective, written notice must be received by Bonnie McDonald no later than 5:00 p.m. on the 7th calendar day after Sodestrom signs this Agreement. This right to revoke shall only pertain to the provisions of Section B.1 through B.6 and shall not apply to the provisions of Part A (Termination Events) and Part C (Other Provisions) herein.

C.            OTHER PROVISIONS

1.     Consultation with Attorney; Period for Review and Consideration of Agreement.  Westaff encourages Sodestrom to consult with an attorney before signing this Agreement, and Sodestrom acknowledges that he has done so.  By signing this Agreement, Sodestrom understands that he has a period of at least 21 days to have a full and fair opportunity to consider the Agreement before signing it.  Sodestrom hereby waives the 21-day period by signing this Agreement.

2.     Taxes.  Sodestrom understands that any taxes (other than the employer mandated portion of FICA and FUTA) which may become due as a result of any payment or transaction contemplated by this Agreement are Sodestrom’s sole responsibility and Sodestrom further agrees to defend, indemnify and hold Westaff harmless on account thereof.  In addition, Sodestrom agrees that taxes which are due but unpaid may be set off against any sums due under this Agreement to the maximum extent allowed by law.

3.     No Admissions.  By entering into this Agreement, the Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct.  The parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

4.     Severability.  In the event any provision of this Agreement shall be found unenforceable by a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefits contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

5.     Applicable Law.  The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of California, without regard to the conflicts of laws rules thereof.

6.     Binding on Successors.  The parties agree that this Agreement shall be binding on, and inure to the benefit of, the parties’ successors, heirs and/or assigns.

7.     Good Faith.  The parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

8.     Entire Agreement; Modification.  This Agreement, including the surviving provisions of the Employment Agreement and any documents referenced herein (which are incorporated herein by reference), is intended to be the entire agreement between the parties as to the subject matter herein and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter.  The parties agree that there are no collateral agreements or representations, written or oral, regarding the terms and conditions of Sodestrom’s separation of employment with Westaff and settlement of all known and unknown claims between the parties other than those specifically excluded from this Agreement. This Agreement may be amended only by a written instrument executed by all parties hereto.

THIS AGREEMENT CONTAINS A RELEASE.  THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT, AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN.  THE PARTIES HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS AGREEMENT.  THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

9.     Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

Dated:	March 31, 2006	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom

Dated:	April 3, 2006	By:	/s/ Patricia M. Newman
Patricia M. Newman
Chief Executive Officer
Westaff, Inc.

Dated:	April 3, 2006	By:	/s/ Patricia M. Newman
Patricia M. Newman
Chief Executive Officer
Westaff Support, Inc.